                                                                   Exhibit 10.41

                              Key Components, Inc.
                              Stock Incentive Plan

                                   SECTION 1

                                     PURPOSE

         The purpose of this Plan (as such term and any other capitalized terms used herein without definition are defined in Section 2) is to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by (a) motivating superior performance by participants in the Plan, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its and their operations is largely dependent.

                                   SECTION 2

                                   DEFINITIONS

         2.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

         Act: the Securities Exchange Act of 1934, as amended.

         Adjustment Event: shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, splitup, spinoff, combination or exchange of shares affecting the Common Stock, or any issuance of any warrants or rights offering (other than any such offering under the Plan) to purchase Common Stock at a price materially below Fair Market Value or any other similar event affecting the Common Stock.

         Board: the Board of Directors of the Company.

         Cause: (i) the refusal or neglect of the Participant to perform substantially his or her employment related duties, (ii) the Participant's personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Participant's conviction of or entering a plea of guilty or nolo contendere (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any other law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company or its reputation or the ability of the Participant to perform his or her employment related duties or to represent the Company) or (iv) the material breach by the Participant of any covenant or agreement with the Company or any Subsidiary, or any written policy of the Company or any Subsidiary, not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary; provided that, with respect to any Participant who is party to an employment agreement with the Company, "Cause" shall have the meaning specified in such Participant's employment agreement or, in the case of any such Participant who is not party to an employment agreement but is a party to the Shareholders Agreement, "Cause" shall have the meaning specified in the Shareholders Agreement.

         Change in Control: a transaction or series of transactions (other than a Public Offering):

              (i) involving the sale, transfer or other disposition for cash and/or Marketable Securities by the Kelso Entities to one or more persons or entities that are not, immediately prior to such sale, affiliates of the Company or any Kelso Entity, of all or substantially all of the Common Stock of the Company beneficially owned by the Kelso Entities as of the date of such transaction; or

              (ii) involving the sale, transfer or other disposition for cash and/or Marketable Securities of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company or any Kelso Entity.

         Change in Control Price: the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

         Code: the Internal Revenue Code of 1986, as amended.

         Committee: the Compensation Committee of the Board comprised of 3 members including at least one member designed by Kelso or, if there shall not be any such committee then serving, the Board.

         Common Stock: the common stock of the Company, par value $.001 per share.

         Company: Key Components, Inc., a New York corporation, and any successor thereto.

         Disability: the termination of a Participant's employment with the Company and any Subsidiary that employs Participant (or by the Company on behalf of any such Subsidiary) as a result of such Participant's incapacity due to reasonably documented physical or mental illness that shall have prevented such Participant from performing his duties for the Company on a fulltime basis for more than six months and within 30 days after written notice of termination has been given to such Participant, such Participant shall not have returned to the full time performance of his duties. The date of termination in the case of a termination due to "Disability" shall be deemed to be the last day of the aforementioned 30 day period. Notwithstanding the foregoing (i) with respect to any Participant who is a party to an employment agreement with the Company, "Disability" shall have the meaning, if any, specified in such Participant's employment agreement or, with respect to any such Participant who is not party to an employment agreement but is a party to the Shareholders Agreement, "Disability" shall have the meaning set forth in the Shareholders Agreement, and
(ii) in the event a Participant whose employment with the Company terminates due to Disability continues to serve as a director of or a consultant to the Company, such Participant's employment with the Company shall not be deemed to have terminated for purposes of the Plan or any agreements evidencing Incentive Awards granted to such Participant until the date as of which such Participant's services as a director of and consultant to the Company shall have also terminated.

         Employee: any key employee of the Company or any Subsidiary.

         Fair Market Value: if no Public Offering has occurred, the fair market value of a share of Common Stock as determined in accordance with the Shareholders Agreement. Following a Public Offering, the Fair Market Value, on any date of determination, shall mean the average of the closing sales prices for a share of Common Stock as reported on a national exchange for each of the ten business days preceding the date of determination or the average of the last transaction prices for a share of Common Stock as reported on a nationally recognized system of price quotation for each of the ten business days preceding the date of determination. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

         Good Reason: shall have the meaning specified in such Participant's employment agreement or, in the case of any such Participant who is not party to an employment agreement but is a party to the Shareholders Agreement, "Good Reason" shall have the meaning specified in the Shareholders Agreement.

         Incentive Award: an award of Options under Article VI of the Plan or the right to purchase Restricted Stock pursuant to Article VII of the Plan.

         Kelso: Kelso Investment Associates VI, L.P.

         Kelso Entities: collectively, Kelso and KEP VI, LLC.

         Marketable Securities: securities of an issuer registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") or Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any securities subject to an underwriter's lock-up agreement; provided that, if the 50% or more of the consideration in a Change of Control consists of cash, then "Marketable Securities" shall also include securities of the issuer not registered pursuant to the Securities Act or the Exchange Act but which are of the same class as registered securities held by the public.

         Option: the right to purchase Common Stock pursuant to the terms of the Plan at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" within the meaning of
Section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a "Non-Qualified Stock Option").

         Participant: any Employee designated by the Committee to receive an Incentive Award under the Plan.

         Permitted Transferee: a transferee permitted under Sections 1.1(b) or 1.2(b) of the Shareholders Agreement.

         Plan: this Key Components, Inc. Stock Incentive Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.

         Public Offering: a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, that covers (together with prior registrations) (a) not less than 20% of the outstanding shares of Common Stock, on a fully diluted basis, or (b) shares of Common Stock that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System.

         Registration Rights Agreement: the Registration Rights Agreement, dated as of May 23, 2000, among the Company, the Kelso Entities and certain other stockholders of the Company, as currently in effect or as may hereafter be amended from time to time.

         Restricted Period: the period during which Restricted Stock is subject to forfeiture.

         Restricted Stock: Common Stock purchased by a Participant in accordance with the terms and conditions of Article VII hereof that is forfeitable by the Participant until the achievement of a specified period of future service or otherwise as determined by the Committee or in accordance with the terms of the Plan.

         Retirement: termination of a Participant's employment on or after the date the Participant attains age 65. Notwithstanding the foregoing, (i) with respect to any Participant who is a party to an employment agreement with the Company, "Retirement" shall have the meaning, if any, specified in such Participant's employment agreement or, with respect to any such Participant who is not party to an employment agreement but is a party to the Shareholders Agreement, "Retirement" shall have the meaning specified in the Shareholders Agreement, and (ii) in the event a Participant whose employment with the Company terminates due to Retirement continues to serve as a director of or a consultant to the Company, such Participant's employment with the Company shall not be deemed to have terminated for purposes of the Plan or any agreement evidencing Incentive Awards granted to such Participant until the date as of which such Participant's services as a director of and consultant to the Company shall have also terminated, at which time the Participant shall be deemed to have terminated employment due to retirement.

         Shareholders Agreement: the Shareholders Agreement, dated as of May 23, 2000, among the Company, the Kelso Entities and certain other stockholders of the Company, as currently in effect or as may hereafter be amended from time to time.

         Subsidiary: any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

         Voluntary Resignation: the voluntary resignation of the Participant's employment with the Company or any Subsidiary; provided that, in the case of any such Participant who is a party to an employment agreement, "Voluntary Resignation" shall have the meaning specified in the employment agreement or, in the case of any such Participant who is not party to an employment agreement but is a party to the Shareholders Agreement, "Voluntary Resignation" shall have the meaning specified in the Shareholders Agreement, if any.

         2.2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   SECTION 3

                          ELIGIBILITY AND PARTICIPATION

         Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan of the Company or any Subsidiary.

                                   SECTION 4

                                 ADMINISTRATION

         4.1. Power to Grant and Establish Terms of Incentive Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Incentive Awards shall be granted (which may include Employees who are members of the Committee) and the terms and conditions of any and all Incentive Awards, including, but not limited to, whether such Incentive Award includes Options or Restricted Stock or both, the number of shares of Common Stock covered by an Incentive Award, the time or times at which Incentive Awards shall be granted, the terms and provisions of the instruments by which such Incentive Awards shall be evidenced, and to designate Options as Incentive Stock Options or Non-Qualified Stock Options. The proper officers of the Company may suggest to the Committee the Participants who should receive Incentive Awards. The terms and conditions of each Incentive Award grant shall be determined by the Committee at the time of such offer or grant and such terms and conditions shall not be subsequently changed in a manner which would be adverse to the Participant without the consent of the Participant to whom such Incentive Award has been granted, even if this Plan shall be subsequently amended. The Committee may establish different terms and conditions for different Participants receiving Incentive Awards and for the same Participant for each Incentive Award such Participant may receive, whether or not granted at the same or different times. The grant of any Incentive Award to any Employee shall neither entitle such Employee to, nor disqualify him from, the grant of any other Incentive Awards.

         4.2. Administration. The Committee shall be responsible for the administration of the Plan. Resolutions or actions made or taken by the Committee shall require the unanimous vote of all members of the Committee. Any Incentive Award granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its sole discretion. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                                   SECTION 5

                              STOCK SUBJECT TO PLAN

         5.1. Number. Subject to the provisions of Section 5.3, the number of shares of Common Stock subject to Incentive Awards under the Plan may not exceed 204,879.11 shares. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares not reserved for any other purpose.

         5.2. Canceled, Terminated or Forfeited Awards. Any shares of Common Stock subject to an Incentive Award which for any reason expires or is canceled or forfeited, terminated, substituted for or otherwise settled without the lapse of restriction or the issuance of such shares of Common Stock shall again be available for purchase or grant under the Plan.

         5.3. Adjustment in Capitalization. The aggregate number of shares of Common Stock available for grants of Incentive Awards under Section 5.1 or subject to outstanding Incentive Award grants and the respective prices and/or vesting criteria applicable to outstanding Incentive Awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, each Adjustment Event. To the extent deemed equitable and appropriate by the Committee, in its good faith judgment, and subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction (other than a Change in Control), any Incentive Award granted under the Plan shall pertain to the securities or other property to which a holder of the number of shares of Common Stock covered by an Incentive Award would have been entitled to receive in connection with such event.

                                   SECTION 6

                                  STOCK OPTIONS

         6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted pursuant to this Plan may be of the two types (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee on the date of award of an Option, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Options or any portion thereof shall become vested or exercisable and otherwise shall be in substantially the form of the Option agreement attached hereto as Exhibit A, subject to such changes not inconsistent with the Plan as the Committee shall determine, in its good faith judgment, to be equitable and appropriate.

         6.2. Option Price. Non-Qualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee, provided that such per share exercise price may not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

         6.3. Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose at the time of grant of such Options, subject to the Committee's right to accelerate the exercisability of such Options in its discretion. Notwithstanding the foregoing, no Option shall be exercisable on or after the tenth anniversary of the date on which it is granted. Except as may be provided in any provision approved by the Committee pursuant to this Section 6.3, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option. Subject to Section 11.7, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

         6.4. Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that (x) as a condition to the issuance of any shares of Common Stock upon the exercise of the Options prior to a Public Offering, the Participant become a party to the Shareholders Agreement and the Registration Rights Agreement with respect to such shares, (y) written notice of exercise be given to the Company and (z) the Option exercise price be paid in full at the time of exercise in one of the following ways: (i) in cash or cash equivalents, including an assignment by the Option holder to the Company of the right to receive cash proceeds from the sale of any Common Stock subject to the Option, or (ii) at any time following a Public Offering, in unencumbered shares of Common Stock which have been owned by the Participant for at least six months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) having an aggregate Fair Market Value on the date of exercise equal to such aggregate Option exercise price or in a combination of cash and such unencumbered shares of Common Stock. Subject to Section 11.4, as soon as practicable after receipt of a written exercise notice, payment of the Option exercise price and receipt of evidence of the Participant's execution of the Shareholders Agreement in accordance with this Section 6.4, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock.

         6.5. Substitute Options. The Committee shall have the right, subject to the consent of Participants to whom Options have been granted, to grant in substitution for outstanding Options, replacement Options which may contain terms more favorable to the Participant than the Options they replace, including, without limitation, a lower exercise price (subject to Section 6.2), and to cancel replaced Options.

         6.6. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under Section 421 of the Code.

                                   SECTION 7

                                Restricted Stock

         7.1. Offers to Purchase Restricted Stock. Offers to purchase Restricted Stock may be made to Participants at such time or times as shall be determined by the Committee. The Committee shall determine the number of shares of Restricted Stock, if any, to be granted to a Participant, the purchase price thereof (which shall not be less than Fair Market Value of the Common Stock on the date of purchase), and the applicable Restricted Period. All Restricted Stock shall be subject to the Shareholders Agreement and Registration Rights Agreement. The Committee shall require that the stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the Restricted Period has lapsed and the Promissory Note (as described below) has been fully satisfied, and that, as a condition of the offer to purchase any Restricted Stock, the Participant shall have delivered a duly executed undated instrument of transfer or assignment in blank, having attached thereto or to such Restricted Stock certificate all requisite stock or other applicable or documentary tax stamps, all in form and substance satisfactory to the Company, relating the Common Stock covered by such offer to purchase. Each purchase of Restricted Stock shall be made pursuant to a Restricted Stock subscription agreement that shall include, among other things, provisions providing (i) for appropriate restrictions on the transfer of any shares of Restricted Stock, including restrictions on transfer of such shares during the period specified therein prior to and following any registered public offering of any shares of Common Stock, (ii) that the Restricted Stock shall be subject to the terms and provisions of the Shareholders Agreement and Registration Rights Agreement, and (iii) for such other terms and provisions as are determined by the Committee, and which shall be in substantially the form of Restricted Stock Subscription Agreement attached hereto as Exhibit B subject to changes not inconsistent with the Plan as the Committee shall determine, in its good faith judgment, to be equitable and appropriate.

         7.2. Payment; Loans. Upon acceptance of the offer to purchase Restricted Stock, the Participant shall pay the purchase price at the closing described in the Restricted Stock Subscription Agreement. The Company may, in its sole discretion, lend money to a Participant to purchase Restricted Stock which shall be evidenced by a promissory note which shall include, among other things, provisions providing for the applicable interest rate, repayment schedule and term of the loan, the extent such loan is with recourse to the Participant, foreclosure procedures and such other terms and provisions as are determined by the Committee, and which shall be substantially in the form of Promissory Note attached hereto as Exhibit C. The Participant shall pledge his Restricted Stock to the Company as security for repayment of the loan and such pledge shall be evidenced by a pledge agreement which shall include, among other things, provisions providing for the transfer of the collateral and any distributions made thereon to the pledgee and such other terms and provisions as are determined by the Committee, and which shall be substantially in the form of Pledge Agreement attached hereto as Exhibit D. If a Participant fails to make any payment required pursuant to the Promissory Note, the Company may foreclose on the loan and otherwise enforce its rights under the Promissory Note, Pledge Agreement or any other agreement in respect of the Restricted Stock.

         7.3. Restrictions on Transferability. Except as provided in Section
11.1 or in the Restricted Stock Subscription Agreement, no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restricted Period. Thereafter, Restricted Stock may only be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Restricted Stock Subscription Agreement, Shareholders Agreement and any other agreement to which the Restricted Stock is subject.

         7.4. Rights as a Stockholder. Unless otherwise determined by the Committee at the time of grant or otherwise provided in the Restricted Stock Purchase Agreement, the Shareholders Agreement or any other agreement to which the Restricted Stock is subject, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and other rights as a stockholder with respect to those shares during the Restricted Period.

         7.5. Dividends and Other Distributions. Unless otherwise determined by the Committee at the time of grant and subject to the Restricted Stock Subscription Agreement, Promissory Note, Pledge Agreement and any other agreement to which the Restricted Stock is subject, Participants holding outstanding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those shares, provided, that if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid.

                                   SECTION 8

                            Termination of Employment

         8.1. Repurchase of Options. Unless otherwise determined by the Committee at the time of grant, upon any termination of a Participant's employment with the Company, the Company may repurchase all or any portion of the Options then held by such Participant that are exercisable as of the date of such termination for a cash payment equal to the excess, if any, of (i) the Fair Market Value of the shares of Common Stock subject to such Option (or to the portion thereof so purchased), over (ii) the aggregate Option exercise price for such shares and on such other terms and conditions as the Committee shall establish at the date of grant.

         8.2. Exercise Period of Options Following Termination.

                  (a) Termination of Employment Due to Retirement or Other Special Termination. Subject to Section 8.1, unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment with the Company terminates by reason of Retirement, without Cause or for Good Reason, any Options granted to such Participant which, on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised at any time prior to the first anniversary of the Participant's termination of employment or the expiration of the term of the Options, whichever period is shorter.

                  (b) Termination of Employment Due to Death or Disability. Subject to Section 8.1, unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment with the Company terminates by reason of death or Disability, any Options granted to such Participant which on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised by the Participant or the Participant's designated beneficiary (or, if no such beneficiary is named, in accordance with Section 11.2) at any time prior to the first anniversary of the Participant's termination of employment or the expiration of the term of the Options, whichever period is shorter.

                  (c) Termination of Employment For Cause or Voluntary Resignation. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment with the Company is terminated for Cause or by reason of the Participant's Voluntary Resignation, all Options granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and canceled.

                  (d) Termination of Employment for Any Other Reason. Subject to
         Section 8.1, unless otherwise determined by the Committee at or after the time of grant, in the event the Participant's employment with the Company terminates for any reason other than the ones described in Sections 8.2(a), 8.2(b) or 8.2(c), any Options granted to such Participant which, on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised at any time during the 60 day period following the Participant's termination of employment or the expiration of the term of such Options, whichever period is shorter.

                  (e) Termination of Options. Unless otherwise determined by the Committee at the date of grant, upon the termination of a Participant's employment, any Options that are not then exercisable shall terminate and be canceled effective upon the date of such termination.

         8.3. Repurchase of Restricted Stock.

                  (a) Termination for Cause or Voluntary Resignation. Prior to the lapse of the Restricted Period and unless otherwise determined by the Committee at the time of purchase, upon termination of a Participant's employment with the Company for Cause or for Voluntary Resignation, the Company may repurchase all or any portion of the Restricted Stock for which the Restricted Period has not lapsed then held by such Participant for a cash payment equal to the excess, if any, of (i) the lesser of (x) Fair Market Value - - of the shares of Restricted Stock (or the portion thereof so purchased), and (y) the purchase price of - the Restricted Stock to the Participant, over (ii) any amount due the Company in respect of the -- Restricted Stock. Unless otherwise determined by the Committee at the time of purchase, the repurchase rights of the Company with respect to the Restricted Stock for which the Restricted Period has lapsed upon termination of the Participant's employment for Cause or Voluntary Resignation shall be determined in accordance with the Shareholders Agreement.

                  (b) Termination for Any Other Reason. Prior to the lapse of the Restricted Period and unless otherwise determined by the Committee at the time of purchase, upon termination of a Participant's employment with the Company other than for Cause or Voluntary Resignation, the Company may repurchase all or any portion of the Restricted Stock then held by such Participant for which the Restricted Period has not lapsed as of the date of termination for a cash payment equal to (i) the purchase price of the Restricted Stock to the Participant, over (ii) any amount due the Company in respect of the Restricted Stock. Unless otherwise determined by the Committee at the time of purchase, the repurchase rights of the Company with respect to the Restricted Stock for which the Restricted Period has lapsed upon termination of the Participant's employment other than for Cause or Voluntary Resignation shall be determined in accordance with the Shareholders Agreement.

         8.4. Committee Discretion. Notwithstanding anything else contained in this Section 8 to the contrary, the Committee may (i) permit all or any portion of any Option to be exercised following a Participant's termination of employment for any reason on such terms and subject to such conditions not less favorable to such Participant than those terms and conditions provided for herein or in the Option agreement evidencing the grant to such Participant of the applicable Options, as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options, and (ii) accelerate termination of the Restricted Period with respect to any Restricted Stock following a Participant's termination of employment for any reason on such terms and subject to such conditions not less favorable to such Participant than those terms and conditions provided for herein or in the Restricted Stock Subscription Agreement evidencing the purchase by the Participant of the applicable Restricted Stock, as the Committee shall determine, at any time and from time to time.

         8.5. Use of Proceeds. If the Company elects to repurchase (i) any Options pursuant to Section 8.1, or (ii) any Restricted Stock pursuant to
Section 8.3, the Company shall apply the proceeds from such repurchase to any and all outstanding obligations of the Participant due the Company in respect of the Restricted Stock, including, without limitation, the Note Agreement.

                                   SECTION 9

                                CHANGE IN CONTROL

         9.1. Accelerated Vesting and Payment. Unless otherwise determined by the Committee at the time of grant, in the event of a Change in Control, each Option that, by its terms, becomes exercisable solely upon the completion of a stated period of service (whether or not then vested or exercisable, as the case may be), together with any outstanding Options that, prior to or in connection with such Change in Control, have become vested or exercisable, as the case may be, in connection with the attainment of performance objectives, shall be canceled in exchange for a payment in cash by the Company to each Option holder of an amount equal to the excess of the Change in Control Price over the exercise price for such Option (except as provided in Section 9.2 below). The terms and conditions applicable to any Options granted hereunder that may become vested upon the attainment of performance objectives shall not be affected in any way by reason of this Section 9. Unless otherwise determined by the Committee at the time of purchase, in the event of a Change in Control, the Restricted Period in respect of all Restricted Stock shall lapse.

         9.2. Alternative Awards. Notwithstanding Section 9.1, if provided in the agreement evidencing the Incentive Awards, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Incentive Award that would otherwise have been canceled pursuant to Section 9.1 if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Incentive Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

              (i) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights applicable under such Incentive Award, including, but not limited to, a substantially similar or better exercise or vesting schedule and substantially similar or better timing and methods of payment;

              (ii) have substantially equivalent economic value to such Incentive Award (determined at the time of the Change in Control); and

              (iii) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or terminated for Good Reason following a Change in Control any conditions on a Participant's rights under, or any restrictions on transfer or exercisability (including vesting) applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

                                   SECTION 10

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

         The Committee may, with the consent of the Company's Chief Executive Officer (or if none, another senior executive designated by the Committee), at any time terminate or suspend the Plan and from time to time amend or modify the Plan. No such action of the Committee may, without the consent of a Participant, alter or impair such Participant's rights under any previously granted Incentive Award.

                                   SECTION 11

                            MISCELLANEOUS PROVISIONS

         11.1. Nontransferability of Incentive Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Incentive Award to be transferred to a Permitted Transferee, no Incentive Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Incentive Award granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if applicable, a Permitted Transferee.

         11.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Incentive Awards outstanding at the Participant's death shall be paid to or exercisable by the Participant's surviving spouse, if any, or otherwise to or by his estate.

         11.3. No Guarantee of Employment or Participation; No Additional Compensation for Loss of Rights Under Plan. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Incentive Award grants. If any Participant's employment with the Company or any Subsidiary shall be terminated for any reason, such Participant shall not be entitled to any compensation or other form of remuneration with respect to such termination (except as otherwise provided herein) to compensate such Participant for the loss of any rights under the Plan notwithstanding any provision to the contrary in his or her contract of employment.

         11.4. Tax Withholding. The Company or any Subsidiary shall have the power to withhold, or require a Participant to remit to the Company or such Subsidiary promptly upon notification of the amount due, an amount sufficient to satisfy the statutory minimum amount of all Federal, state, local and foreign withholding tax requirements with respect to any Incentive Award and the Company or such Subsidiary may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied.

         11.5. Indemnification. Each person who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law or otherwise.

         11.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property.

         11.7. Requirements of Law. The granting of Incentive Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

         11.8. Legend. Any stock certificate issued to a Participant in respect of shares of Restricted Stock shall bear the following (or similar) legend:

         "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE KEY COMPONENTS, INC. STOCK INCENTIVE PLAN AND THE RESTRICTED STOCK AGREEMENT, DATED AS OF MAY 23, 2000, BETWEEN THE COMPANY AND THE PARTICIPANT, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE ENCUMBERED IN ANY MANNER (EXCEPT AS PROVIDED IN THE PLAN OR IN SUCH AGREEMENT).

and any other legend set forth in the Restricted Stock Agreement.

         11.9. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

         11.10. No Impact On Benefits. Options granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan.

         11.11. Securities Law Compliance. Instruments evidencing the grant of Incentive Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when he receives shares of Restricted Stock or upon exercise of an Option (or at such other time as the Committee deems appropriate) that he is acquiring such shares (unless they are then covered by an effective registration statement filed under the Securities Act of 1933, as amended) for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws.

         11.12. Freedom of Action. Subject to Section 9, nothing in the Plan or any agreement entered into pursuant to this Plan, shall be construed as limiting or preventing the Company from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

         11.13. No Right to Particular Assets. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

         11.14. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

         11.15. Term of Plan. This Plan shall be effective as of September 13, 2000 and shall expire on the tenth anniversary of such date (except as to Incentive Awards outstanding on that date), unless sooner terminated pursuant to
Section 10.